UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2008

GENERAL METALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30230
(Commission File Number)

65-0488983
(IRS Employer Identification No.)

615 Sierra Rose Drive, Reno NV 89511
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 621-5400

1 E. Liberty St., Suite 6000, Reno, Nevada 89501
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective March 1, 2008, we issued 500,000 units at a purchase price of $0.10 per unit for gross proceeds of $50,000 to two subscribers. Each unit consists of one common share and one common share purchase warrant. Each warrant entitling the holder to purchase one share of our common stock at a price of $0.20 per share for a period of 24 months from the date of issuance.

Effective March 20, 2008, we issued 2,200 common shares upon the exercise of share purchase warrants to one warrant holder. Each warrant was exercisable at $0.125 per share.

Effective March 20, 2008, we issued 117,666 units at a purchase price of $0.10 per unit for gross proceeds of $11,766 to ten subscribers. Each unit consists of one common share and one common share purchase warrant. Each warrant entitling the holder to purchase one share of our common stock at a price of $0.20 per share for a period of 24 months from the date of issuance.

Effective March 30, 2008, we issued 16,633 units at a purchase price of $0.10 per unit for gross proceeds of $1,663 to two subscribers. Each unit consists of one common share and one common share purchase warrant. Each warrant entitling the holder to purchase one share of our common stock at a price of $0.20 per share for a period of 24 months from the date of issuance.

Effective April 1, 2008, we issued 146,300 common shares upon the exercise of share purchase warrants to one warrant holder. Each warrant was exercisable at $0.085 per share.

Effective April 8, 2008, we issued 150,000 common shares as compensation for services rendered to one service provider.

Effective April 23, 2008, we issued 50,000 units at a purchase price of $0.10 per unit for gross proceeds of $1,663 to one subscriber. Each unit consists of one common share and one common share purchase warrant. Each warrant entitling the holder to purchase one share of our common stock at a price of $0.20 per share for a period of 24 months from the date of issuance.

Effective April 28, 2008, we issued 250,000 common shares upon the exercise of share purchase warrants to one warrant holder. Each warrant was exercisable at $0. 05 per share.

Effective April 23, 2008, we issued 400,000 shares, in a private placement, at a purchase price of $0.05 per share for gross proceeds of $20,000 to one subscriber.

Effective April 30, 2008, we issued 29,412 common shares upon the exercise of share purchase warrants to one warrant holder. Each warrant was exercisable at $0.085 per share.

Effective May 10, 2008, we issued 25,530 common shares upon the exercise of share purchase warrants to two warrant holders. Each warrant was exercisable at $0.085 per share.

Effective May 13, 2008, we issued 1,000,000 shares, in a private placement, at a purchase price of $0.05 per share for gross proceeds of $50,000 to one subscriber.

Effective May 14, 2008, we issued 25,000 units at a purchase price of $0.20 per unit for gross proceeds of $6,250 to one subscriber. Each unit consists of two common shares and one common share purchase warrant. Each warrant entitling the holder to purchase one share of our common stock at a price of $0.20 per share for a period of 24 months from the date of issuance.

Effective May 22, 2008, we issued 1,080,000 shares, in a private placement, at a purchase price of $0.05 per share for gross proceeds of $54,000 to five subscribers.

Effective May 22, 2008, we issued 250,000 shares, in a private placement, at a purchase price of $0.06 per share for gross proceeds of $15,000 to one subscriber.

Effective May 22, 2008, we issued 100,000 common shares as compensation for services rendered to one service provider.

Effective May 28, 2008, we issued 500,000 shares, in a private placement, at a purchase price of $0.05 per share for gross proceeds of $25,000 to three subscribers.

Effective May 28, 2008, we issued 75,000 units at a purchase price of $0.20 per unit for gross proceeds of $15,000 to one subscriber. Each unit consists of two common shares and one common share purchase warrant. Each warrant entitling the holder to purchase one share of our common stock at a price of $0.20 per share for a period of 24 months from the date of issuance.

Effective May 29, 2008, we issued 1,102,000 shares, in a private placement, at a purchase price of $0.05 per share for gross proceeds of $35,100 to five subscribers.

Effective June 3, 2008, we issued 200,000 shares, in a private placement, at a purchase price of $0.05 per share for gross proceeds of $10,000 to one subscriber.

Effective June 6, 2008, we issued 100,000 shares, in a private placement, at a purchase price of $0.05 per share for gross proceeds of $5,000 to one subscriber.

Effective June 9, 2008, we issued 75,000 shares, in a private placement, at a purchase price of $0.05 per share for gross proceeds of $3,750 to one subscriber.

All of the securities were issued to U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated June 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Stephen Parent
Stephen Parent
President and Chief Executive Officer

Date: June 17, 2008